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                                   EXHIBIT C
                                   AGREEMENT

         THIS AGREEMENT is made and entered into this 2nd day of December, 1998 by and among Martin J. Bloom, and Theodore P. Desloge, Jr., David R. Brining and Bloom & Desloge Enterprises, Inc.,

         WHEREAS, each of the parties is the beneficial owner of greater than five percent (5%) of the $0.50 par value common stock of Valley Forge Corporation (the "Stock"); and

         WHEREAS, the parties have entered into a Stockholder Agreement relating to the tender and vesting of their shares of stock, and

         WHEREAS, the parties desire to report the Stockholder Agreement by filing a joint statement on schedule 13D in accordance with the provision of S.E.C. Reg. Section 240.13d-2; and

         WHEREAS, in the case of such joint filing, S.E.C. Reg. Section 240.13D-1 (f) (iii) requires the parties to agree in writing that such joint filing is being filed on behalf of each of them.

         NOW, THEREFORE, for and in consideration of the mutual agreements herein contained, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Each party hereby covenants and agrees with each other party that they will jointly file, or cause to be filed, a statement on schedule 13D to report their ownership and stockholder agreement.

         2. The parties further consent and agree with each other and acknowledge and understand that such jointly filed schedule 13D is being filed on behalf of each of them.

         3. This Agreement shall be binding upon, inure to the benefit of and be enforceable, by the parties hereto and their respective heirs, administrators, executors, successors and assigns.

         4. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                             /s/ Martin J. Bloom
                                             ----------------------------
                                             MARTIN J. BLOOM


                                             /s/ Theodore P. Desloge, Jr.
                                             ----------------------------
                                             THEODORE P. DESLOGE, JR.


                                             /s/ David R. Brining
                                             ----------------------------
                                             DAVID R. BRINING


                                             BLOOM & DESLOGE ENTERPRISES, INC.

                                             By /s/ Martin J. Bloom
                                                --------------------------
                                                Martin J. Bloom
                                                Chairman